EXHIBIT 1.1

UNDERWRITING AGREEMENT

600,000 SHARES of Common Stock

6,460 SHARES OF SERIES A-1 CONVERTIBLE PREFERRED Stock

(CONVERTIBLE INTO 16,150,000 SHARES OF COMMON STOCK) and

16,750,000 WARRANTS (EXERCISABLE FOR 16,750,000

SHARES OF COMMON STOCK) of

CERES, INC.

December 15, 2015

Ladenburg Thalmann & Co. Inc.

As the Representative of the

Several underwriters, if any, named in Schedule I hereto

c/o Ladenburg Thalmann & Co. Inc.

4400 Biscayne Blvd., 12th Floor

Miami, FL 33137

Ladies and Gentlemen:

The undersigned, CERES, INC., a company incorporated under the laws of Delaware (the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (such underwriters, including the Representative (as defined below), the “Underwriters” and each an “Underwriter”) named in Schedule I hereto for which LADENBURG THALMANN & CO. INC. is acting as representative to the several Underwriters (the “Representative” and if there are no Underwriters set forth on Schedule I other than the Representative, references herein to multiple Underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as Underwriter) on the terms and conditions set forth herein.

It is understood that the several Underwriters are to make a public offering of the Public Securities (as defined below) as soon as the Representative deems it advisable to do so. The Public Securities are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Closing Securities and, if any, the Option Securities in accordance with this Agreement (each as defined below).

ARTICLE I

DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designation (as defined herein) and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(k).

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

“AST” means American Stock Transfer & Trust Company, LLC, a New York limited liability trust company.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” means the Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Delaware in the form of Exhibit E attached hereto.

“Class A Unit” shall have the meaning ascribed to such term in Section 2.1(b).

“Class B Unit” shall have the meaning ascribed to such term in Section 2.1(b).

“Closing” means the closing of the purchase and sale of the Closing Securities pursuant to Section 2.1.

“Closing Date” means the hour and the date on the Trading Day on which all conditions precedent to (i) the Underwriters’ obligations to pay the Closing Purchase Price and (ii) the Company’s obligations to deliver the Closing Securities, in each case, have been satisfied or waived, but in no event later than 10:00 a.m. (New York City time) on the third Trading Day following the date hereof or at such earlier time as shall be agreed upon by the Representative and the Company.

“Closing Preferred Shares” shall have the meaning ascribed to such term in Section 2.1(a)(iii).

“Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b) (for purposes of clarity, such aggregate purchase price shall be net of the underwriting discounts and commissions, which discounts and commissions shall not be separately payable).

“Closing Securities” shall have the meaning ascribed to such term in Section 2.1(a)(iii).

“Closing Shares” shall have the meaning ascribed to such term in Section 2.1(a)(i).

“Closing Warrants” shall have the meaning ascribed to such term in Section 2.1(a)(ii).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, issued hereunder as part of the Class A Units, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Auditor” means KPMG LLP, with offices located at 550 South Hope Street, Suite 1500, Los Angeles, California 90071.

“Company Counsel” means Shearman & Sterling LLP, with offices located at 599 Lexington Avenue, New York, New York 10022.

“Conversion Price” shall have the meaning ascribed to such term in the Certificate of Designation.

“Conversion Shares” shall have the meaning ascribed to such term in the Certificate of Designation.

“Effective Date” shall have the meaning ascribed to such term in Section 3.1(f).

“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, New York 10105.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” shall mean the date on which the parties execute and enter into this Agreement.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) securities issued by the Company with the prior written consent of the Representative.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(i).

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

“Insider Investors” shall have the meaning ascribed to such term in the Investment Banking Agreement.

“Investment Banking Agreement” shall have the meaning ascribed to such term in Section 7.2.

“Investors’ Rights Agreement” means the Amended and Restated Investors’ Rights Agreement, dated as of June 25, 2010, by and among the Company and the stockholders named therein.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreements” shall mean the lock-up agreements, in the form of Exhibit D attached hereto, delivered contemporaneously herewith by each Person set forth on Schedule II.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Offering” shall have the meaning ascribed to such term in Section 2.1(c).

“Option Closing Date” shall have the meaning ascribed to such term in Section 2.2(c).

“Option Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.2(b), which aggregate purchase price shall, for clarity, be net of the underwriting discounts and commissions, which discounts and commissions shall not be separately payable.

“Option Securities” shall have the meaning ascribed to such term in Section 2.2(a)(ii).

“Option Shares” shall have the meaning ascribed to such term in Section 2.2(a)(i).

“Option Warrants” shall have the meaning ascribed to such term in Section 2.2(a).

“Over-Allotment Option” shall have the meaning ascribed to such term in Section 2.2.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Share and Warrant Combined Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Preferred Stock” means the up to 6,460 shares of the Company’s Series A-1 Convertible Preferred Stock issued pursuant to this Agreement as part of the Class B Units having the rights, preferences and privileges set forth in the Certificate of Designation, in the form of Exhibit E hereto.

“Preliminary Prospectus” means, if any, any preliminary prospectus relating to the Securities included in the Registration Statement or filed with the Commission pursuant to Rule 424(b).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the final prospectus filed for the Registration Statement.

“Prospectus Supplement” means, if any, any supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission.

“Public Securities” means, collectively, the Closing Securities and, if any, the Option Securities.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of July 30, 2015 and amended as of August 26, 2015, by and among the Company and the Purchasers named therein.

“Registration Statement” means, collectively, the various parts of the registration statement prepared by the Company on Form S-1 (File No. 333-206718) with respect to the Securities, each as amended as of the date hereof, including the Prospectus and Prospectus Supplement, if any, the Preliminary Prospectus, if any, and all exhibits filed with or incorporated by reference into such registration statement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all shares of Preferred Stock, ignoring any conversion or exercise limits set forth therein.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(i).

“Securities” means the Closing Securities, the Option Securities, the Warrant Shares and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Shares” means, collectively, the shares of Common Stock delivered to the Underwriters in accordance with Section 2.1(a)(i) and Section 2.2(a).

“Share and Warrant Combined Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Stated Value” shall have the meaning ascribed to such term in the Certificate of Designation.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, the Warrant Agency Agreement, the Certificate of Designation, the Transfer Agency Agreement, the Lock-Up Agreements and all exhibits and schedules thereto and hereto.

“Transfer Agency Agreement” means the transfer agency agreement dated on or about the date hereof, among the Company and AST in the form of Exhibit F attached hereto.

“Transfer Agent” means AST and any successor transfer agent of the Company.“Underlying Shares” means the Warrant Shares and the Conversion Shares.

“Warrant Agency Agreement” means the warrant agency agreement dated on or about the date hereof, among the Company and AST in the form of Exhibit C attached hereto.

“Warrant Agent” means AST and any successor warrant agent of the Company.

“Warrant Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Underwriters in accordance with Section 2.1(a)(ii) and Section 2.2, which Warrants shall be exercisable immediately and have a term of exercise equal to five years.

ARTICLE II.

PURCHASE AND SALE

2.1          Closing.

(a)          Upon the terms and subject to the conditions set forth herein, the Company agrees to sell in the aggregate 600,000 shares of Common Stock, 6,460 shares of Preferred Stock, and Warrants as specified in (ii) below, and each Underwriter agrees to purchase, severally and not jointly, at the Closing, the following securities of the Company:

(i)          the number of shares of Common Stock (the “Closing Shares”) set forth opposite the name of such Underwriter on Schedule I hereof;

(ii)         Warrants to purchase up to the number of shares of Common Stock set forth opposite the name of such Underwriter on Schedule I hereof (the “Closing Warrants”), which Warrants shall have an exercise price of $0.40, subject to adjustment as provided therein, in the form of Exhibit C attached hereto; and

(iii)        the number of shares of Preferred Stock (the “Closing Preferred Shares”) set forth opposite the name of such Underwriter on Schedule I hereof (collectively with the Closing Shares and Closing Warrants the “Closing Securities).

(b)          The aggregate purchase price for the Closing Securities to be purchased by each Underwriter shall equal the amount set forth opposite the name of such Underwriter on Schedule I hereto (the “Closing Purchase Price”). The purchase price for (x) one Share and one Warrant to purchase one Warrant Share having an exercise term of five years, sometimes referred to as a Class A Unit, shall be $0.368 (the “Share and Warrant Combined Purchase Price”), which shall be allocated as $0.367 per Share (the “Share Purchase Price”) and $0.001 per Warrant (the “Warrant Purchase Price”) and (y) one Preferred Share and Warrants to purchase a number of Warrant Shares equal to the quotient obtained by dividing the Stated Value by the Conversion Price, having an exercise term of five years, sometimes referred to as a Class B Unit, shall be $920.00 (the “Preferred Share and Warrant Combined Purchase Price”) which shall be allocated as $917.50 per Preferred Share (the “Preferred Share Purchase Price”) and $0.001 per Warrant.

(c)           On the Closing Date, each Underwriter shall deliver or cause to be delivered to the Company, via wire transfer, immediately available funds equal to such Underwriter’s Closing Purchase Price and the Company shall deliver to, or as directed by, such Underwriter its respective Closing Securities and the Company shall deliver the other items required pursuant to Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of EGS or such other location as the Company and Representative shall mutually agree. The Public Securities are to be offered initially to the public at the offering prices set forth on the cover page of the Prospectus (the “Offering”).

2.2          Over-Allotment Option.

(a)          Solely for the purposes of covering any over-allotments in connection with the distribution and sale of the Closing Securities, the Underwriters are hereby granted an option (the “Over-Allotment Option”) to purchase, in the aggregate, up to 2,512,500 shares of Common Stock (the “Option Shares”) and Warrants to purchase up to 2,512,500 shares of Common Stock (the “Option Warrants” and, collectively with the Option Shares, the “Option Securities”) which may be purchased in any combination of Option Shares and/or Option Warrants at the Share Purchase Price and/or Warrant Purchase Price, respectively.

(b)          In connection with an exercise of the Over-Allotment Option, (a) the purchase price to be paid for the Option Shares is equal to the product of the Share Purchase Price multiplied by the number of Option Shares to be purchased and (b) the purchase price to be paid for the Option Warrants is equal to the product of the Warrant Purchase Price multiplied by the number of Option Warrants (the sum of (a) and (b) constituting the aggregate purchase price to be paid on an Option Closing Date, the “Option Closing Purchase Price”).

(c)          The Over-Allotment Option granted pursuant to this Section 2.2 may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Securities within 45 days after the Execution Date. An Underwriter will not be under any obligation to purchase any Option Securities prior to the exercise of the Over-Allotment Option by the Representative. The Over-Allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing no later than the next Business Day by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares and/or Option Warrants to be purchased and the date and time for delivery of and payment for the Option Securities (each, an “Option Closing Date”), which will not be earlier than three (3) Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of EGS or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Securities does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon exercise of the Over-Allotment Option, subject to the terms and conditions set forth herein, the Company will become obligated to convey to the Underwriters, and, the Underwriters will become obligated to purchase, the number of Option Shares and/or Option Warrants specified in such notice. The Representative may cancel any remaining portion of the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company.

2.3         Deliveries. The Company shall deliver or cause to be delivered to each Underwriter (if applicable) the following:

(i)          At the Closing Date, the Closing Shares and, as to each Option Closing Date, if any, the applicable Option Shares, which shares shall be delivered via The Depository Trust Company system for the accounts of the several Underwriters;

(ii)         At the Closing Date, the Closing Preferred Shares which shall be delivered via The Depository Trust Company system for the accounts of the several Underwriters;

(iii)         At the Closing Date, the Closing Warrants and, as to each Option Closing Date, if any, the applicable Option Warrants via The Depository Trust Company system for the accounts of the several Underwriters;

(iv)        At the Closing Date, evidence of the filing and acceptance of the Certificate of Designation from the Secretary of State of Delaware;

(v)         At the Closing Date, to the Representative (or its designees), a Warrant to purchase up to a number of shares of Common Stock equal to 2% of the Closing Shares issued on the Closing Date (including the aggregate number of shares of Common Stock underlying the Preferred Stock and excluding Closing Shares and shares of Common Stock underlying the Preferred Stock sold to Insider Investors), for the account of the Representative (or its designees), which Warrant shall have an exercise price of 150% of the public offering price of the Closing Shares in customary form, including cashless exercise, an exercise term of five (5) years from the effective date of the Registration Statement and otherwise compliant with FINRA Rule 5110(g) (“Representative Warrants”);

(vi)         At the Closing Date, a legal opinion of Company Counsel addressed to the Underwriters, including, without limitation, a negative assurance letter, substantially in the form of Exhibit A attached hereto and as to each Option Closing Date, if any, a bring-down opinion from Company Counsel in form and substance reasonably satisfactory to the Representative;

(vii)        Contemporaneously herewith, a cold comfort letter, addressed to the Underwriters and in form and substance satisfactory in all respects to the Representative from the Company Auditor dated as of the date of this Agreement and on the Closing Date and each Option Closing Date, if any, a bring-down comfort letter dated as of the Closing Date and each Option Closing Date, if any, as applicable;

(viii)       Contemporaneously herewith, on the Closing Date and on each Option Closing Date, a duly executed and delivered Officer’s Certificate, substantially in the form required by Exhibit B attached hereto;

(ix)         On the Closing Date and on each Option Closing Date, a duly executed and delivered Secretary’s Certificate in form and substance satisfactory in all respects to the Representative;

(x)          Contemporaneously herewith, the duly executed and delivered Lock-Up Agreements;

(xi)         At the Closing Date, the Transfer Agency Agreement duly executed by the Company and the Transfer Agent; and

(xii)        At the Closing Date, the Warrant Agency Agreement duly executed by the Company and the Warrant Agent.

2.4          Closing Conditions. The respective obligations of each Underwriter hereunder in connection with the Closing and each Option Closing Date, if any, are subject to the following conditions being met (or waived by the Representative in its sole and absolute discretion):

(iv)        the accuracy in all material respects when made and on the date in question (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(v)         all obligations, covenants and agreements of the Company required to be performed at or prior to the date in question shall have been performed;

(vi)        the delivery by the Company of the items set forth in Section 2.3 of this Agreement;

(vii)       the Registration Statement shall be effective on the date of this Agreement and at each of the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the Company’s knowledge, contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative;

(viii)      by the Execution Date, if required by FINRA, the Underwriters shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement;

(ix)         the Closing Shares, the Option Shares, the Conversion Shares and the Warrant Shares have been approved for listing on the Trading Market; and

(iv)        prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or, to the Company’s knowledge, threatened against the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Securities Act with respect to the Offering and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder and shall conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the condition set forth in (iv) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein).

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company. Except as set forth in the SEC Reports, the Preliminary Prospectus or the Prospectus Supplement, if any, which SEC Reports, Preliminary Prospectus and Prospectus Supplement, if any, shall be deemed a part hereof and shall qualify any representation or warranty made herein to the extent of the disclosure contained in such SEC Reports, Preliminary Prospectus or Prospectus Supplement, if any, the Company represents and warrants to the Underwriters as of the Execution Date, as of the Closing Date and as of each Option Closing Date, if any, as follows:

(a)          Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in the Company’s SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b)          Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (or any local equivalent) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing (or any local equivalent) as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)          No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing with the Commission of the Registration Statement, the Preliminary Prospectus, the Prospectus and the Prospectus Supplement, if any, (ii) the declaration of the effectiveness of the Registration Statement by the Commission, (iii) the filing with the Commission of one or more Current Reports on Form 8-K; (iv) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Shares and the Underlying Shares for trading thereon in the time and manner required thereby; (v) such filings as are required to be made under applicable state securities laws and (vi) any waivers or consents required under the Investors’ Rights Agreement (collectively, the “Required Approvals”), each of which has been obtained or will be obtained prior to Closing.

(f)          Registration Statement. The Company has filed with the Commission the Registration Statement, including any related Preliminary Prospectus or Prospectuses, and the Company shall file pursuant to Rule 424 any related Prospectus or Prospectuses, for the registration of the Securities under the Securities Act, which Registration Statement has been prepared by the Company in all material respects in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act. The Registration Statement has been declared effective by the Commission on the date hereof (the “Effective Date”).

(g)          Issuance of Securities. The Securities (other than the Underlying Shares) are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Underlying Shares are duly authorized and, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance pursuant to the Transaction Documents at least equal to the Required Minimum on the date hereof. The holders of the Securities will not be subject to personal liability by reason of being such holders. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement.

(h)          Capitalization. The capitalization of the Company is as set forth in the Preliminary Prospectus, as of the date hereof, and the Prospectus, as of the Closing Date. Except as disclosed in the Preliminary Prospectus and the Prospectus, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that has not been waived or complied with. Except as set forth in the Preliminary Prospectus and the Prospectus and as a result of the purchase and sale of the Securities and the issuance of warrants to purchase Common Stock to the Representative, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Underwriters) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The authorized shares of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. Except to the extent the applicable statute of limitations may have expired, the offers and sales of the Company’s securities were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers, exempt from such registration requirements. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities other than the Required Approvals. Except as disclosed in the Preliminary Prospectus and the Prospectus, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(i)          SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(j)          Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option or stock purchase plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made

(k)          Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or executive officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current director or executive officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l)          Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ (other than Ceres Sementes do Brasil Ltda.) employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries (other than Ceres Sementes do Brasil Ltda.) is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)          Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all applicable foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(n)          Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all applicable federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in the case of each of clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(o)          Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports or the Preliminary Prospectus, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (each, a “Material Permit”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. The disclosures in the Prospectus concerning the effects of applicable, material Federal, State, local and foreign regulation on the Company’s business as currently contemplated, are correct in all material respects.

(p)          Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property (excluding the Intellectual Property Rights) owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(q)          Intellectual Property. To the Company’s knowledge, the Company and the Subsidiaries have, or have rights to use or can acquire on reasonable terms, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports or the Preliminary Prospectus as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except as could not have or reasonably be expected to result in a Material Adverse Effect. The Company has not received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim and no executive officer of the Company has received any oral notice that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights, to the extent issued, are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, except as could not have or reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)          Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, with respect to the Company, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without, except in the case of directors and officer insurance, a significant increase in cost.

(s)          Transactions With Affiliates and Employees. Except as set forth in the SEC Reports or the Preliminary Prospectus, none of the executive officers or directors of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as executive officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any executive officer or director or, to the knowledge of the Company, any entity in which any executive officer or director has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(t)          Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. Except as disclosed in the SEC Reports and the Preliminary Prospectus, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries, except for any such changes as the SEC Reports disclose have occurred or may occur.

(u)          Certain Fees. Except as set forth in the Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary, or, to the knowledge of the Company, by any Affiliate of the Company, to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. Since January 1, 2015, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii)  any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member other than payments to the Representative. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically stated in the Prospectus.

(v)         Investment Company. The Company is not and immediately after receipt of payment for the Securities, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(w)          Registration Rights. Other than as disclosed in the SEC Reports or the Preliminary Prospectus, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(x)          Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Other than as disclosed in the Company’s SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements, except as could not have or reasonably be expected to result in a Material Adverse Effect. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(y)          Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Underwriters and the Company fulfilling their obligations or exercising their rights under the Transaction Documents.

(z)          Disclosure; 10b-5. The Registration Statement contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, if any, at the time it became effective, complied in all material respects with the Securities Act and the applicable rules and regulations under the Securities Act and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus and the Prospectus Supplement, if any, each as of its respective date, comply in all material respects with the Securities Act and the applicable rules and regulations under the Securities Act. Each of the Prospectus and the Prospectus Supplement, if any, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Reports, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations thereunder. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Prospectus or Prospectus Supplement, if any, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

(aa)         No Integrated Offering. The Company has not, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb)         Indebtedness. The Prospectus sets forth as of its date, the Indebtedness of the Company and Subsidiaries.

(cc)         Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed, or secured all extensions for the filing of all applicable United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(dd)         Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA applicable to it.

(ee)         Accountants. To the knowledge and belief of the Company, the Company Auditor is a registered public accounting firm as required by the Exchange Act. The Company Auditor has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act other than as disclosed in the SEC Reports or the Prospectus.

(ff)         No Disagreements with Accountants. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(gg)         USDA. As to each product subject to the jurisdiction of the U.S. Department of Agriculture Animal and Plant Health Inspection Service (“USDA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Regulated Product”), such Regulated Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under applicable USDA and similar laws, rules and regulations relating to registration, premarket clearance, licensure, or application approval, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other written communication from the USDA or any other applicable governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Regulated Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Regulated Product, (iii) enjoins production at any facility of the Company or any of its Subsidiaries, (iv) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (v) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the USDA.  The Company has not been informed by the USDA that the USDA will prohibit the marketing, sale, license or use in the United States of any product produced or marketed by the Company nor has the USDA expressed any concern to the Company as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(hh)         Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer or employee of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ii)         Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(jj)         D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires completed by each of the Company’s directors and officers most recently prior to the Offering as well as in the Lock-Up Agreement provided to the Underwriters is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires become materially inaccurate and incorrect.

(kk)         FINRA Affiliation. No officer, director or, to the Company’s knowledge, any beneficial owner of 5% or more of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Representative and EGS if it learns that any officer, director or owner of 5% or more of the Company’s outstanding shares of Common Stock or Common Stock Equivalents is or becomes an affiliate or associated person of a FINRA member firm within 90 days from the Closing Date.

(ll)         Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(mm)     Board of Directors. The Board of Directors is comprised of the persons set forth under the heading of the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Trading Market. At least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Trading Market. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Trading Market.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1          Amendments to Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Underwriters complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Prospectus and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as an Underwriter reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus, any Prospectus Supplement, the Registration Statement, and copies of the documents incorporated by reference therein. The Company shall not file any such amendment or supplement to the Registration Statement to which the Representative shall reasonably object in writing within two business days; provided that the Company may file any document or report determined by the Company to be required to be filed pursuant to the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder within the time periods required for such filing irrespective of any such objection.

4.2          Federal Securities Laws.

(a)          Compliance. During the time when a Prospectus is required to be delivered under the Securities Act, the Company will use best efforts to comply with all requirements imposed upon it by the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriters promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

(b)          Filing of Prospectus. The Company will file the Prospectus and any Prospectus Supplement with the Commission pursuant to the requirements of Rule 424.

(c)          Exchange Act Registration. For a period of one year from the Execution Date, the Company will use its commercially reasonable efforts to maintain the registration of the Common Stock, Preferred Stock, and Warrants under the Exchange Act unless the Company is acquired or goes private under Exchange Act Rule 13e-3 prior to such time.

(d)          Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the rules and regulations under the Securities Act, without the prior written consent of the Representative. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in rule and regulations under the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely Commission filing where required, legending and record keeping.

4.3          Delivery to the Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act such number of copies of each Prospectus as the Underwriters may reasonably request. The Company has delivered, or will as promptly as practicable deliver, to the Representative complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Prospectus, and any Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Representative reasonably requests.

4.4          Effectiveness and Events Requiring Notice to the Underwriters. The Company will use its commercially reasonable efforts to cause the Registration Statement to remain effective with a current prospectus until the later of one (1) month from the Execution Date and the date the Warrants are no longer outstanding, and will notify the Underwriters and the holders of the Warrants promptly and confirm the notice in writing (which notice and confirmation may be by means of a press release, Form 8-K filing or other filing of a periodic report with the Commission) : (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order relating to the Offering or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the filing with the Commission of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission with respect to the Company, the Registration Statement or the Offering; and (vi) of the happening of any event during the period described in this Section 4.4 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order relating to the Offering or suspend such qualification at any time, the Company will exercise commercially reasonable efforts to obtain promptly the lifting of such order.

4.5          Expenses.

(a)          General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Securities to be sold in the Offering (including the Option Securities) with the Commission; (b) all FINRA Public Offering Filing System fees associated with the review of the Offering by FINRA, all fees and expenses relating to the listing of such Closing Shares, Option Shares and Warrant Shares on the Trading Market, and such other stock exchanges as the Company and the Representative together determine; (c) all fees, expenses and disbursements relating to the registration or qualification of such Securities under the “blue sky” securities laws of such states and other foreign jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the fees and expenses of Blue Sky counsel, if any); (d) the costs of preparing, printing and delivering Preliminary Prospectuses and Prospectuses in such quantities as the Representative may reasonably deem necessary; (e) the costs of preparing, printing and delivering certificates representing the Securities; (f) fees and expenses of the Transfer Agent for the Securities (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company); (g) fees and expenses of the Warrant Agent for the Warrants; (h) fees and expenses of the Transfer Agent for the Preferred Stock; (i) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (i) the fees and expenses of the Company’s accountants; and (j) the fees and expenses of the Company’s legal counsel and other agents and representatives. The Underwriters may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or each Option Closing Date, if any, the expenses set forth in Section 4.5(b) to be paid by the Company to the Representative.

(b)          Expenses of the Representative. The Company further agrees that, in addition to the expenses payable pursuant to Section 4.5(a), on the Closing Date, the Company will reimburse the Representative for its actual and accountable out-of-pocket expenses related to the Offering up to an aggregate of $100,000 by deduction from the proceeds of the Offering contemplated herein. For purposes of clarity, the expense reimbursement set forth in this Section 4.5(b) shall not be applicable to any expenses of the Underwriters other than the Representative and the Company agrees it will not reimburse any Underwriter for expenses other than the Representative.

4.6           Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

4.7           Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Execution Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Rules and Regulations under the Securities Act, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve consecutive months beginning after the Execution Date.

4.8           Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

4.9           Internal Controls. While the Common Stock is registered under the Exchange Act, the Company will use commercially reasonable efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and will seek to remediate any deficiencies in such internal controls within a reasonable period of time.

4.10         Accountants. The Company shall retain an independent registered public accounting firm reasonably acceptable to the Representative for a period of at least one year after the Execution Date unless the Company is acquired or goes private under Exchange Act Rule 13e-3 prior to such time. The Underwriters acknowledge that the Company Auditor is acceptable to the Underwriters.

4.11         FINRA. Until the date that is 90 days following the Closing Date, the Company shall advise the Underwriters (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of a FINRA member firm participating in the Offering (as determined in accordance with the rule and regulations of FINRA).

4.12         No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual and commercial in nature, based on arms-length negotiations and that neither the Underwriters nor their affiliates or any selected dealer shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Securities and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

4.13         Underlying Shares. The shares of Common Stock underlying the shares of Preferred Stock shall be issued free of legends. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance of the Warrant Shares or if the Warrant is exercised via cashless exercise at a time when such Warrant Shares would be eligible for resale under Rule 144 by a non-affiliate of the Company, the Warrant Shares issued pursuant to any such exercise shall be issued free of all restrictive legends. If at any time following the date hereof until the date none of the Warrants are outstanding, the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale of the Warrant Shares, the Company shall promptly notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any holder thereof to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws).

4.14         [Reserved].

4.15         Securities Laws Disclosure; Publicity. At the request of the Representative, by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof if this Agreement is executed on or after 9:30 a.m. (New York City time) and on the date hereof if this Agreement is executed prior to 9:30 a.m. (New York City time), the Company shall issue a press release disclosing the material terms of the Offering. The Company and the Representative shall consult with each other in issuing any other press releases with respect to the Offering, and neither the Company nor any Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of such Underwriter, or without the prior consent of such Underwriter, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.16         Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Underwriter of the Securities is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Underwriter of Securities could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities.

4.17         Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Required Minimum.

4.18         Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Closing Shares, Option Shares and the Underlying Shares on such Trading Market and promptly secure the listing of all of the Closing Shares, Option Shares and the Underlying Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Closing Shares, the Option Shares and the Underlying Shares, and will take such other action as is necessary to cause all of the Closing Shares, the Option Shares and the Underlying Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.19         Subsequent Equity Sales. From the date hereof until 90 Trading Days following the Effective Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents. Notwithstanding the foregoing, this Section 4.19 shall not apply in respect of (x) an Exempt Issuance or (y) any filing by the Company of a registration statement, prospectus or other document with the Commission or related announcement pursuant to the Investors’ Rights Agreement or the Registration Rights Agreement.

4.20        Research Independence. In addition, the Company acknowledges that each Underwriter’s research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against such Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions. The Company acknowledges that the Representative is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

ARTICLE V.

DEFAULT BY UNDERWRITERS

If on the Closing Date or any Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Closing Securities or Option Securities, as the case may be, which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, shall use their reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Closing Securities or Option Securities , as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representative shall not have procured such other Underwriters, or any others, to purchase the Closing Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Closing Securities or Option Securities, as the case may be, with respect to which such default shall occur does not exceed 10% of the Closing Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Closing Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Closing Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Closing Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the Closing Securities or Option Securities, as the case may be, covered hereby, the Company or the Representative will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Article VI hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Article V, the applicable Closing Date or Option Closing Date may be postponed for such period, not exceeding seven days, as the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, may determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

ARTICLE VI.

INDEMNIFICATION

6.1          Indemnification of the Underwriters. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters and each of their respective directors, officers and employees and each Person, if any, who controls such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each, an “Underwriter Indemnified Party”), against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between such Underwriter Indemnified Party and the Company or between such Underwriter Indemnified Party and any third party or otherwise) to which they or any of them may become subject under the Securities Act or the Exchange Act, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, if any, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); or (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the applicable Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, if any, the Registration Statement or Prospectus, or any amendment or supplement thereto, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, if any, or the Prospectus, the indemnity agreement contained in this Section 6.1 shall not inure to the benefit of an Underwriter Indemnified Party to the extent that any loss, liability, claim, damage or expense of such Underwriter Indemnified Party results from the fact that a copy of the Preliminary Prospectus or the Prospectus, as the case may be, was not given or sent to the Person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such Person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the Preliminary Prospectus or Prospectus, as the case may be, unless such failure to deliver the Preliminary Prospectus or Prospectus was a result of non-compliance by the Company with its obligations under this Agreement. The Company agrees promptly to notify each Underwriter or Controlling Person (if named) of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issue and sale of the Public Securities or in connection with the Registration Statement or Prospectus. It is understood and agreed that the Company shall not be responsible to indemnify, hold harmless or contribute to any Underwriter Indemnified Party under this Article VI to the extent such Underwriter Indemnified Party receives indemnity, contribution or other payment from the Company pursuant to Paragraph (B) of Exhibit A of the Investment Banking Agreement with respect to substantially the same matter with respect to which indemnity, contribution or any other payment pursuant to this Article VI is sought under this Agreement.

6.2          Procedure. If any action is brought against an Underwriter Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 6.1, such Underwriter Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter Indemnified Party) and payment of actual expenses. Such Underwriter Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter Indemnified Party unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by such Underwriter Indemnified Party (in addition to one local counsel, if any) shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter Indemnified Party shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

6.3          Indemnification of the Company. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and Persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to such Underwriter, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of such Underwriter expressly for use in such Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto. In case any action shall be brought against the Company or any other Person so indemnified based on any Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against such Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other Person so indemnified shall have the rights and duties given to such Underwriter by the provisions of Section 6.2. Notwithstanding the provisions of this Section 6.3, no Underwriter Indemnified Party shall be required to indemnify the Company for any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. The Underwriters' obligations in this Section 6.3 to indemnify the Company are several in proportion to their respective underwriting obligations and not joint.

6.4          Contribution.

(a)          Contribution Rights. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any Person entitled to indemnification under this Article VI makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article VI provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such Person in circumstances for which indemnification is provided under this Article VI, then, and in each such case, the Company and each Underwriter, severally and not jointly, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and such Underwriter, as incurred, in the same relative proportions, respectively, as the aggregate underwriting discount appearing on the cover page of the Prospectus bears to the aggregate initial offering price appearing thereon; provided, that, no Person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If the allocation provided for in the preceding sentence is not permitted by applicable law, the Company and each Underwriter, severally and not jointly, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and such Underwriter, as incurred, in such proportion as is appropriate to reflect not only the allocation referred to in the preceding sentence but also the relative fault of the Company, on the one hand, and such Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, liability, claim, damage or expense. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of this Section, each director, officer and employee of such Underwriter or the Company, as applicable, and each Person, if any, who controls such Underwriter or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Underwriter or the Company, as applicable. Notwithstanding the provisions of this Section 6.4, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. The Underwriters' obligations in this Section 6.4 to contribute are several in proportion to their respective underwriting obligations and not joint.

(b)          Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 6.4 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

ARTICLE VII.

MISCELLANEOUS

7.1          Termination.

(a)          Termination Right. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in its opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on any Trading Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Securities, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such material adverse change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities.

(b)          Expenses. In the event this Agreement shall be terminated pursuant to Section 7.1(a) within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to reimburse the Representative for its actual and accountable out of pocket expenses related to the transactions contemplated herein which are then due and payable, including the fees and disbursements of EGS, in an aggregate amount for all such expenses, up to $100,000 (less any amounts already advanced to such firm by the Company in connection with the offering); provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement set forth in Article VI. For purposes of clarity, if this Agreement shall be terminated pursuant to Section 7.1(a), the Company shall have no obligation to reimburse the expenses of any Underwriter other than the Representative as set forth in this Section 7.1(b).

(c)          Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article VI shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

7.2          Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, and the Investment Banking Agreement, dated July 13, 2015 (the “Investment Banking Agreement”), as amended, by and between the Company and the Representative, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. In the event of a conflict between the Investment Banking Agreement and this Agreement, this Agreement shall prevail, except that, in the event of any such conflict, Sections 4(b) and 5 of the Investment Banking Agreement shall prevail; provided further, that in the event the Offering is not closed, the rights of participation set forth in Section 5 of the Investment Banking Agreement shall terminate and no longer be in effect.

7.3          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given; provided that for any notice delivered by email to be deemed given and effective, such notice must be followed by notice sent by overnight courier service to be delivered on the next business day following such email, unless the recipient of such email has acknowledged via return email receipt of such email. The address for such notices and communications shall be as set forth on the signature pages attached hereto. If the Warrants are held through a depositary, any notice to the holders of the Warrants shall be sufficiently given if given in accordance with the procedures of such depositary.

7.4           Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Representative. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

7.7           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding has been brought in an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then, in addition to the obligations of the Company under Article VI, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.8           Survival. The representations and warranties contained herein shall survive the Closing and the Option Closing, if any, and the delivery of the Securities.

7.9           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.10         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.11         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Underwriters and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.12         Saturdays, Sundays, Holidays, etc.         If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day, to the extent permitted by applicable law.

7.13         Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

7.14         WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES HERETO EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

(Signature Pages Follow)

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

CERES, INC.

By:	/s/ Richard Hamilton
Name: Richard Hamilton
Title: President & CEO

By:	/s/ Paul Kuc
Name: Paul Kuc
Title: CFO

Address for Notice:

1535 Rancho Conejo Boulevard
Thousand Oaks, California 91320
Attention: Secretary
Email: secretary@ceres.net
Facsimile: (805) 499-9017

Copy to:
Robert Evans III
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022

Accepted on the date first above written.
LADENBURG THALMANN & CO. INC.
As the Representative of the several
Underwriters listed on Schedule I
By:	Ladenburg Thalmann & Co. Inc.

By:	/s/ Nicholas Stergis
Name: N. Stergis
Title: Managing Director

Address for Notice:

4400 Biscayne Blvd., 12th Floor
Miami, FL 33137
Email: bsteiner@ladenburg.com

Copy to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, New York 10105
Attn: Robert Charron; rcharron@egsllp.com

SCHEDULE I

Schedule of Underwriters

Underwriters	Closing Shares	Closing Preferred Shares	Closing Warrants	Closing Purchase Price
Ladenburg Thalmann & Co. Inc.	600,000	6,460	16,750,000	6,164,000
Total	$239,400.00 ($0.399 public price per share)	$6,443,850.00 ($997.50 per share)	$16,750.00 ($0.001 per Warrant)	$6,700,000.00 Aggregate price to public

SCHEDULE II

Cheryl Morley

Pascal Brandys

Richard Flavell

Robert Goldberg

Aflalo Guimaraes

Thomas Kiley

Paul Kuc

Wilfriede van Assche

Roger Pennell

Artal Luxembourg S.A.

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